                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-12

             MULTIPLE ZONES INTERNATIONAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                       MULTIPLE ZONES INTERNATIONAL, INC.
                              707 SOUTH GRADY WAY
                         RENTON, WASHINGTON 98055-3233

                                                                  March 31, 2000

Dear Shareholder:

    You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Multiple Zones International, Inc. on Thursday, April 27, 2000, at
3:00 p.m., local time, at the Company's corporate headquarters, which are located at 707 South Grady Way, Renton, Washington 98055. You will find a map showing directions to the meeting on the outside back cover of this booklet.

    At the Annual Meeting, you will be asked to elect five directors to the Company's Board of Directors and consider and vote on the ratification of the appointment of PriceWaterhouseCoopers LLP as independent accountants for the Company for 2000. The Notice of the 2000 Annual Meeting of Shareholders and the Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

    Your Board of Directors unanimously recommends that you vote FOR the election of the nominated directors and FOR each of the proposals presented in the Proxy Statement.

    Whether or not you plan to attend, we hope you will have your stock represented at the Annual Meeting. In order to do so, please mark, sign, date and return your proxy card in the enclosed, postage-prepaid envelope as soon as possible. Your stock will be voted in accordance with any instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                                          Sincerely yours,

                                          /s/ Firoz H. Lalji
                                          Firoz H. Lalji
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                       MULTIPLE ZONES INTERNATIONAL, INC.
                              707 SOUTH GRADY WAY
                         RENTON, WASHINGTON 98055-3233

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 27, 2000

                             ---------------------

To the Shareholders of Multiple Zones International, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Multiple Zones International, Inc., a Washington corporation (the "Company"), will be held on Thursday, April 27, 2000, at 3:00 p.m. local time, at the Company's corporate headquarters, which are located at 707 South Grady Way, Renton, Washington 98055, for the following purposes:

    1. To elect five members of the Board of Directors to hold office until the next Annual Meeting or until their respective successors are elected and qualified.

    2. To vote upon a proposal to ratify the appointment of PriceWaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 2000.

    3. To transact such other business as may properly come before the Annual Meeting.

    The Board of Directors has fixed the close of business on Friday, March 17, 2000, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record on that date will be entitled to vote at the Annual Meeting, and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the Company's principal office.

                                          By Order of the Board of Directors

                                          /s/ James H. Bromley
                                          JAMES H. BROMLEY
                                          SENIOR VICE PRESIDENT--FINANCE AND
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

Renton, Washington
March 31, 2000

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE ANNUAL MEETING.

                                     [LOGO]

                       MULTIPLE ZONES INTERNATIONAL, INC.
                              707 SOUTH GRADY WAY
                         RENTON, WASHINGTON 98055-3233

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2000

                             ---------------------

GENERAL

    This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Multiple Zones International, Inc. (the "Company"), for use at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held on
April 27, 2000, or at any adjournments or postponements thereof. The Annual Meeting will be held at 3:00 p.m. local time, at the Company's corporate headquarters, which are located at 707 South Grady Way, Renton, Washington 98055, for the purposes set forth in the accompanying Notice of Annual Meeting.

    This Proxy Statement and the accompanying form of proxy are being mailed to the shareholders of the Company on or about March 31, 2000.

    If the accompanying form of proxy is properly signed, dated and returned, the shares represented by the proxy will be voted in accordance with instructions specified on the proxy card. In the absence of instructions to the contrary, such shares will be voted for election to the Board of all of the nominees listed in this Proxy Statement and named in the form of proxy and for the ratification of the appointment of PriceWaterhouseCoopers LLP as independent accountants for the Company for 2000. Any shareholder executing a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of revocation to the Secretary of the Company, (ii) executing and delivering to the Company another proxy dated as of a later date, or
(iii) voting in person at the Annual Meeting.

OUTSTANDING SECURITIES AND VOTING RIGHTS

    Only holders of record of the Company's common stock, $.001 par value per share (the "Common Stock"), at the close of business on March 17, 2000 are entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had 13,368,252 shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present for the purpose of calculating a quorum. Holders of Common Stock are not entitled to cumulate votes in the election of directors.

    Under Washington law and the Company's charter documents, if a quorum is present, the five nominees for election to the Board who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected directors. The affirmative vote of a majority of shares cast in person or by proxy at the Annual Meeting is required for approval of any other matters submitted to a vote of shareholders. Abstentions will have no effect on the election of directors, since no votes will be cast in favor of any nominee. There can be no broker non-votes in the election of directors, since brokers have discretionary authority to vote with respect to this matter.

PROXY VOTING AND REVOCATION

    Shares for which proxies are properly executed and returned will be voted at the Annual Meeting in accordance with the directions noted on the proxy or, in the absence of directions to the contrary, such shares will be voted "FOR" the election of the nominees to the Board and "FOR" the ratification of the appointment of PriceWaterhouseCoopers LLP as independent accountants for the Company for 2000. It is not expected that matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

    Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and electing to vote in person.

            STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER HOLDERS

    The following table sets forth, to the extent known by the Company, the beneficial ownership of the Common Stock as of March 9, 2000, by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock ("Holder"), (ii) each director (including all nominees for director), (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group.

                                                                NO. OF SHARES      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                      BENEFICIALLY OWNED    OWNED
----------------------------------------                      ------------------   --------
Firoz H. Lalji (2)(3).......................................       3,811,250         28.4%
Najma Lalji

Sadrudin J. Kabani (4)(5)...................................       3,424,020         25.6%
Almas S. Kabani

Dimensional Fund Advisors, Inc. (6).........................         838,400          6.3%

James H. Bromley (7)........................................               0            *

John T. Carleton (8)........................................          12,500            *

Lorne G. Rubis (9)..........................................         102,176            *

Guio G. Barela (10).........................................          23,000            *

John H. Bauer (11)..........................................          14,125            *

Kathleen S. Pushor (12).....................................          14,750            *

Lawrence V. Grella (13).....................................               0            *

Richard E. Carter (14)......................................           3,750            *

All directors and executive officers as a group (9 persons)        3,981,551         29.8%
  (15)......................................................

------------------------

* Less than 1%

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

    Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The address for each of these shareholders is 707 South Grady Way, Renton, Washington 98055-3233.

(3) Includes 11,250 shares subject to options exercisable within 60 days after March 9, 2000. Excludes 6,250 shares subject to options not exercisable within such period. Also excludes 6,000 shares held in trust for Mr. Lalji's children.

(4) Mr. Kabani's address is 84 Cascade Key, Bellevue, Washington 98006.

(5) Includes 50,000 shares held of record by the Almas and Sadru Kabani Foundation.

(6) The address for this shareholder is 1299 Ocean Avenue, 11(th)Floor, Santa Monica, California 90401. The information in this table regarding this shareholder is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the Company that are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

(7) Excludes 100,000 shares subject to options not exercisable within 60 days after March 9, 2000.

(8) Includes 12,500 shares subject to options exercisable within 60 days after March 9, 2000. Excludes 10,000 shares subject to options not exercisable within such period.

(9) Includes 96,176 shares subject to options exercisable within 60 days after March 9, 2000. Excludes 75,000 shares subject to options not exercisable within such period.

(10) Includes 23,000 shares subject to options exercisable within 60 days after March 9, 2000. Excludes 102,000 shares subject to options not exercisable within such period.

(11) Includes 14,125 shares subject to options exercisable within 60 days after March 9, 2000. Excludes 8,375 shares subject to options not exercisable within such period.

(12) Includes 2,750 shares subject to options exercisable within 60 days after March 9, 2000. Excludes 9,750 shares subject to options not exercisable within such period.

(13) Excludes 50,000 shares subject to options not exercisable within 60 days after March 9, 2000.

(14) Includes 3,750 shares subject to options exercisable within 60 days after March 9, 2000. Excludes 11,250 shares subject to options not exercisable within such period.

(15) Includes 163,551 shares subject to options exercisable within 60 days after March 9, 2000. Excludes 372,625 shares subject to options not exercisable within such period.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

    In accordance with the Company's Bylaws, the Board has fixed the number of directors constituting the Board at five. Under this proposal, a Board consisting of five directors will be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

    The Board has unanimously approved the nominees named below, all of whom are members of the current Board. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the five nominees of the Board named below. Although the Board anticipates that all of the nominees will be available to serve as directors, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board.

       THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES UNDER PROPOSAL NO. 1.

NOMINEES FOR DIRECTOR

    Biographical information regarding each of the nominees for director is set forth below.

    FIROZ H. LALJI, age 53, has served as a director of the Company since 1988. He has served as the Company's President and Chief Executive Officer since
May 1998 and as Chairman of the Board since March 1999. From 1985 to 1998,
Mr. Lalji was President and Chief Executive Officer of Fana Group of Companies and continues to be a principal of Fana Capital Corp., an investment holding company. Fana Group of Companies owns real estate and hotels in the United States and Canada. From 1981 to 1997, he was also President and Chief Executive Officer of Kits Cameras, Inc., which he founded and which operates over 145 camera specialty stores in eight western states. Mr. Lalji also serves as a director of RWI Interactive Information Services, Inc., an Internet based world access network of directories.

    JOHN H. BAUER, age 59, has served as a director of the Company since
March 1997. Since 1994, Mr. Bauer has been Executive Vice President of Nintendo of America, Inc., a manufacturer and distributor of video games and products. From 1979 to 1994, he served as Managing Partner of the Northwest Group and the Seattle office of Coopers & Lybrand L.L.P., a public accounting and consulting firm.

    JOHN T. CARLETON, age 55, has served as a director of the Company since November 1995. From October 1995 to the present, he has held the position of Senior Vice President of Benaroya Capital Company, L.L.C., a private investment company. From 1993 to 1995, he served as Senior Vice President of GE Capital Equity Capital Group, Inc. Mr. Carleton also serves as a director of Redhook Ale Brewery, Incorporated.

    KATHLEEN S. PUSHOR, age 42, has served as a director of the Company since December 1998. Since 1999, Ms. Pushor has served as a principal of Pushor & Associates, a management and consulting firm specializing in e-commerce strategy and implementation. From 1998 to 1999, Ms. Pushor served as Executive Vice President and Chief Marketing Officer of MicroAge, Inc., a distributor and integrator of computer hardware and software products. Between 1989 and 1997, Ms. Pushor served in a number of positions for MicroAge, Inc., including, President of MicroAge, Inc.'s Channel Services Division and President of ECadvantage, Inc., a wholly-owned subsidiary of MicroAge, Inc.

    RICHARD E. CARTER, age 57, has served as a director of the Company since March 1999. He serves as a principal of Richwil Associates, a management and consulting firm located in New Jersey. Since November 1999, he has served as President, Chief Operating Officer and as a director of Photoamerica Inc., an online digital photo processing company. From January 1993 until his retirement in early 1999, Mr. Carter held the dual posts of President and Chief Operating Officer of Konica USA Inc. and Konica Canada Inc. He also served as Chairman of the Board of Konica Canada Inc. from 1996 to 1999.

    No family relationships exist between any of the Company's directors or executive officers.

DIRECTOR COMPENSATION

    All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board. Directors who are employees of the Company do not receive any fee for their services as directors. Outside directors receive a quarterly retainer fee of $2,500, in addition to fees of

$1,000 and $500, respectively, for each Board or committee meeting attended. Each committee chairperson also receives a $250 fee for each committee meeting that they preside over.

    In 1999, all directors were granted 5,000 options to purchase shares of the Company's Common Stock at $12.00 per share. Additionally, upon his appointment to the Board, Mr. Carter was granted 10,000 options to purchase shares of the Company's Common Stock at $10.63 per share. Each of these options has a ten-year term and will vest in equal installments over a four-year period.

    The Company has entered into agreements with all directors under which the Company will indemnify them against claims and liabilities arising out of their service as directors, in addition to advancing expenses to defend claims subject to indemnification.

BOARD AND COMMITTEE MEETINGS

    The Board met five times during 1999, and all directors attended at least 75 percent of all such meetings. The Board has a standing Audit Committee and Compensation Committee. Each of these committees is responsible to the full Board. The functions performed by, and composition of, these committees are summarized below.

    The Audit Committee, which is comprised of Mr. Bauer and Ms. Pushor, reviews the Company's internal accounting procedures and consults with and reviews the services provided by the Company's independent accountants. The Audit Committee met twice during 1999, and each of its members attended all meetings.

    The Compensation Committee, which is comprised of Messrs. Carleton and Carter, reviews and makes recommendations to the full Board with respect to the compensation and benefits to be provided to the Company's officers and directors, in addition to general policy matters relating to employee compensation and benefits. The Compensation Committee met four times during 1999, and each of its members attended at least 75 percent of these meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). All such persons who are subject to Section 16(a) reporting are required by SEC regulation to furnish the Company with copies of all such reports that they file.

    Based solely on the Company's review of the copies of such reports received by the Company, in addition to written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a), the Company believes that its officers and directors, and all of the persons known to it to own more than ten percent of the Common Stock, complied with all filing requirements applicable to them under
Section 16(a) during 1999.

                             EXECUTIVE COMPENSATION

    The following table sets forth information regarding compensation earned during the past three years by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                       ANNUAL COMPENSATION           ------------
                                                ----------------------------------    SECURITIES
                                                                      OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR      SALARY    BONUS(1)   COMPENSATION    OPTIONS(#)    COMPENSATION(2)
---------------------------          --------   --------   --------   ------------   ------------   ---------------
Firoz H. Lalji (3) ................    1999     $370,839   $    --          --            5,000         $    --
  Chairman of the Board, President     1998      203,409        --          --           12,500              --
  and Chief Executive Officer          1997           --        --          --               --              --

Lorne G. Rubis ....................    1999      225,000    28,125          --           20,000             200
  Executive Vice President and         1998      225,000        --          --           51,176              --
  Chief Operating Officer              1997       95,480    29,005          --          100,000          25,000

James H. Bromley (4) ..............    1999       81,250        --          --          100,000              --
  Senior Vice President--Finance       1998           --        --          --               --              --
  and Chief Financial Officer          1997           --        --          --               --              --

Lawrence V. Grella (5) ............    1999       28,077        --          --           50,000           2,844
  Senior Vice President and General    1998           --        --          --               --              --
  Manager of Zones.com                 1997           --        --          --               --              --

Guio G. Barela (6) ................    1999      135,000    16,875          --           80,000          25,000
  Senior Vice President of             1998       13,327        --          --           45,000              --
  Corporate Development                1997           --        --          --               --              --

------------------------

(1) No bonuses were awarded for 1999 under the Company's Management Incentive Plan ("MIP"), in which all full-time non-commissioned employees participate.

(2) Amounts shown represent matching contributions under the Company's 401(k) Plan, except that the amount shown for Mr. Rubis for 1998 and the amounts shown for Mr. Grella and Mr. Barela reflect relocation expenses paid to them by the Company.

(3) Mr. Lalji commenced employment with the Company in May 1998, when he was appointed as the Company's Chief Executive Officer. Accordingly, amounts shown for 1998 are for a partial year's employment. Mr. Lalji was also appointed as the Chairman of the Board in March 1999.

(4) Mr. Bromley commenced employment with the Company in June 1999. Accordingly, amounts shown for 1999 are for a partial year's employment.

(5) Mr. Grella commenced employment with the Company in November 1999. Accordingly, amounts shown for 1999 are for a partial year's employment.

(6) Mr. Barela commenced employment with the Company in November 1998. Accordingly, amounts shown for 1998 are for a partial year's employment.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants in 1999 to the Named Executive Officers.

                                                    INDIVIDUAL GRANTS
                                  ------------------------------------------------------    POTENTIAL REALIZABLE
                                                  PERCENT OF                                  VALUE AT ASSUMED
                                    NUMBER OF       TOTAL                                   ANNUAL RATES OF STOCK
                                   SECURITIES      OPTIONS                                 PRICE APPRECIATION FOR
                                   UNDERLYING     GRANTED TO     EXERCISE                      OPTION TERM(3)
                                     OPTIONS      EMPLOYEES       PRICE       EXPIRATION   -----------------------
NAME                              GRANTED(#)(1)    IN 1999     ($/SHARE)(2)      DATE        5%($)       10%($)
----                              -------------   ----------   ------------   ----------   ---------   -----------
Firoz H. Lalji..................       5,000           0.8%       $12.00       4/29/2009   $ 37,734    $   95,625

Lorne G. Rubis..................      20,000           3.0%        12.00       4/29/2009    150,935       382,498

James H. Bromley................     100,000          15.2%         7.75        6/1/2009    487,393     1,235,150

Lawrence V. Grella..............      50,000           7.6%         6.50      10/26/2009    204,391       517,966

Guio G. Barela..................      55,000           8.4%        12.00       4/29/2009    415,070     1,051,870
                                      25,000           3.8%         6.75      10/28/2009    106,126       268,944

------------------------

(1) All options were granted pursuant to the Company's 1993 Stock Incentive Plan. Mr. Lalji's options vest 25% per year and will be fully vested on April 29, 2003. Mr. Rubis' options vest 50% per year and will be fully vested on April 29, 2001. Messrs. Bromley's and Grella's options vest 20% per year and will be fully vested June 1, 2004 and October 26, 2004, respectively. The options held by Mr. Barela that are exercisable at $12.00 per share vest 20% per year and will be fully vested on April 29, 2004. The options held by Mr. Barela that are exercisable at $6.75 per share vest 20% per year and will be fully vested on October 28, 2004. The exercise price and federal tax withholding may be paid in cash or with shares of Company stock already owned.

(2) The exercise price of each option was based on the closing price of the Common Stock on the date of grant, as reported by the Nasdaq Stock Market, Inc.

(3) The actual value, if any, that a Named Executive Officer or any other individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The figures above are based on the market price of the Common Stock on the date of grant and assumed appreciation over the term of the options at the respective annual rates of stock appreciation shown and are not intended to forecast future appreciation, if any, in the market value of the Common Stock.

FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in 1999 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1999. No options were exercised by Named Executive Officers in 1999.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT FISCAL YEAR-        IN-THE-MONEY OPTIONS
                                    SHARES                               END (#)              AT FISCAL YEAR-END ($)(1)
                                  ACQUIRED ON      VALUE       ---------------------------   ---------------------------
NAME                              EXERCISE(#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              -----------   ------------   -----------   -------------   -----------   -------------
Firoz H. Lalji..................       --            --            6,250         11,250       $  4,760       $  4,760
Lorne G. Rubis..................       --            --           75,588         95,588        204,078        204,078
James H. Bromley................       --            --               --        100,000             --              0
Lawrence Grella.................       --            --               --         50,000             --         34,400
Guio Barela.....................       --            --           12,000        113,000         42,696        128,364

------------------------

(1) Represents the aggregate fair market value of the shares of Common Stock subject to outstanding in-the-money options, less the aggregate exercise price of such options, based on the closing price of the Common Stock ($7.188) as reported on the Nasdaq Stock Market on December 31, 1999. A zero opposite a Named Executive Officer's information means that, as of December 31, 1999, such executive officer's options were not in-the-money.

EMPLOYMENT AGREEMENTS

    LORNE G. RUBIS. The Company entered into an employment agreement with Mr. Rubis effective July 14, 1997, under the terms of which he receives an annual base salary of $225,000. Mr. Rubis will also be eligible for bonuses under the MIP. If his employment is terminated by the Company without "cause," or by Mr. Rubis for "good reason" within twelve (12) months following a change in control, the Company will continue to pay his monthly base salary for up to twelve (12) months following such termination, and Mr. Rubis will receive two years' of accelerated vesting on all options held. The agreement also contains standard Company indemnification, confidentiality and non-competition provisions.

    JAMES H. BROMLEY. The Company entered into an employment agreement with Mr. Bromley dated April 26, 1999, under the terms of which he receives an annual base salary of $150,000. Mr. Bromley is also eligible for bonuses under the MIP and an annual stock option grant opportunity equal to 40% of his base salary as of January 1 of each year. In the event of separation from the Company due to a change of control, the Company will guaranty a one year severance at Mr. Bromley's then current salary.

    GUIO BARELA. The Company entered into an employment agreement with Mr. Barela dated October 1, 1998, under the terms of which he receives an annual base salary of $135,000. Mr. Barela is also eligible for a bonus opportunity of 50% of his base pay, payable quarterly upon reaching certain milestones and metrics as agreed upon at the onset of his employment.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

    The Compensation Committee ("Committee") establishes and administers the Company's compensation programs. The goals of these programs are to enhance shareholder value by aligning compensation with the Company's business objectives and performance, and to enable the Company to attract and retain key management employees who can contribute to the Company's long-term success. In order to attract outstanding executives, the Company's philosophy has been and continues to be to provide a total compensation package that is competitive within the e-commerce and direct marketing channels for computer products, and one that bears a close relationship to individual performance and the long-term business objectives of the Company.

    The total direct compensation package for the Company's executive officers is presently made up of three elements--an annual base salary, a short-term incentive program in the form of a performance-based cash bonus under the Company's Management Incentive Plan ("MIP"), and stock option grants. The Committee believes the Company's compensation programs are appropriate for its executive officers on the basis of industry standards, competitive practice and Company performance.

    BASE SALARIES. Individual base salaries reflect primarily historical practice, internal position and responsibilities, and individual performance and contribution. No specific weight is assigned to these factors. The Committee reviews salaries for all executive officers at the Senior Vice President level and higher, giving due consideration to the recommendations of the Chief Executive Officer. The Committee believes that the relative salaries of senior management should reflect individual experience, contribution and performance, although it does not have a targeted range for base salaries or bonuses for any position. Salaries are established by the Board based on the Committee's recommendations.

    Mr. Lalji served as President and Chief Executive Officer during fiscal 1999. During 1999, Mr. Lalji received an annual base salary of $400,000. The Committee believed this salary properly reflected his experience and responsibilities, and was competitive with other chief executive officers in the internet commerce and direct marketing channel with a similar level of experience.

    BONUS COMPENSATION. The MIP is designed to enable the Company to attract, retain and motivate employees of the highest caliber. The MIP is a cash-based award system under which all non-commissioned employees of the Company are rewarded for the Company's success. The Committee is responsible for establishing and communicating to all participants in the MIP specific goals for financial performance by the Company. In addition, the Committee may, at its discretion, establish individual performance goals for one or more participants or provide that bonuses under the MIP will vary depending upon the Committee's evaluation of overall individual performance by those participants. For 1999, potential bonus payments under the MIP for the five highest paid executive officers were to be based on overall Company performance combined with individual performance criteria. The potential bonuses available under the MIP for Senior Vice Presidents and above ranged from 35 percent to 50 percent of base salary. However, based on the Company's performance in 1999, no bonuses were paid under the MIP to any of the executive officers.

    STOCK OPTIONS. The Company's 1993 Stock Incentive Plan is designed to provide additional incentives to executive officers and other key employees to maximize shareholder value. Because these individuals are in a position to make a substantial contribution to the Company's long-term success, the Company believes they should have a significant equity stake so they have a greater incentive to manage the business as shareholders rather than merely as employees. Options granted under the plan have been subject to substantial vesting periods in order to encourage executive officers and key employees to continue in the employ of the Company.

    In 1999, Mr. Lalji received a stock option to acquire 5,000 shares of Common Stock which the Committee believes was appropriate in light of his equity position in the Company. In addition, the Committee granted additional stock options to executive officers and other key employees and committed to grant annual stock options based on each employee's position, responsibility and individual performance during the year.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Committee has considered the effect of Section 162(m) of the Internal Revenue Code of 1986 on the Company's executive compensation programs. Section 162(m) disallows a deduction in the event executive compensation exceeds one million dollars per year unless certain conditions are satisfied. The Committee has reviewed all of the Company's current compensation programs and believes that the deductibility of amounts paid to executive officers under these programs will not be limited by Section 162(m). The Committee intends to take such further steps as it deems advisable to allow the Company to deduct future compensation amounts in excess of one million dollars to the extent it may do so without compromising the Company's ability to motivate and reward excellent performance. The Board and the Committee will retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

    During 1999, the Committee was comprised of Mr. Carleton and Mr. Carter.

                                          The Compensation Committee
                                          Mr. Carleton
                                          Mr. Carter

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the cumulative total return on the Common Stock during the period beginning on June 27, 1996 (the date of the Company's initial public offering) and ending on December 31, 1999, with the cumulative total return during that period on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") and the Nasdaq Retail Trade Index. The comparison assumes $100.00 was invested on
June 27, 1996 in each of the Common Stock and foregoing indices, and also assumes reinvestment of dividends. The return on the Common Stock shown on the graph is not necessarily indicative of future stock performance.

                                     JUNE 27,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                       1996         1996           1997           1998           1999
                                     --------   ------------   ------------   ------------   ------------
Multiple Zones International,
  Inc..............................  $100.00       $ 81.25        $ 32.29        $146.86        $ 59.89
Nasdaq Composite Index.............  $100.00       $108.68        $133.17        $187.64        $339.00
Nasdaq Retail Trade Index..........  $100.00       $ 99.18        $116.53        $141.70        $137.09

            PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

    Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the ratification of the appointment of PriceWaterhouseCoopers LLP as independent accountants for the Company for 2000. PriceWaterhouseCoopers LLP has audited the accounts of the Company for 1999. Representatives of PriceWaterhouseCoopers LLP are expected to attend the Annual Meeting and will have an opportunity to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
              OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
               INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR 2000.

                            EXPENSES OF SOLICITATION

    The expenses of preparing and mailing this Proxy Statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the Board will be borne by the Company. Solicitation will be by mail and may be supplemented by personal interview, telephone and telegram by directors, officers and other employees of the Company without special compensation.

                                 OTHER MATTERS

    The Company knows of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters that are not now known or determined come before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment.

                              REPORT ON FORM 10-K

    The Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1999 is available to shareholders, without charge, upon written request to Multiple Zones International, Inc., 707 South Grady Way, Renton, Washington 98055-3233;
Attention: James H. Bromley.

                           PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company by December 1, 2000 to be eligible for inclusion in the Company's Proxy Statement and form of proxy for the 2001 Annual Meeting.

    A shareholder of record who intends to submit a proposal at the 2001 Annual Meeting that is not eligible for inclusion in the Company's Proxy Statement, or who intends to submit one or more nominations for directors at the meeting, must provide prior written notice to the Company. The notice should be addressed to the Secretary and received by the Company at its principal executive offices not later than February 15, 2001. The notice must satisfy certain requirements specified in the Company's Bylaws. A copy of the Bylaws will be sent to any shareholder upon written request to the Company's Secretary.

Renton, Washington
March 31, 2000

                                     [MAP]

                       MULTIPLE ZONES INTERNATIONAL, INC.
                               THREE RENTON PLACE
                              707 SOUTH GRADY WAY
                             RENTON, WA 98055-3233
                                 (425) 430 3000

                       MULTIPLE ZONES INTERNATIONAL, INC.
                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having received the Notice of Annual Meeting of Shareholders of Multiple Zones International, Inc. (the "Company"), and the related Proxy Statement dated March 31, 2000, hereby appoints Firoz H. Lalji and James H. Bromley, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders of the Company on April 27, 2000, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified on the reverse side, or, to the extent not specified, to vote FOR the election as directors of all nominees named on the reverse side and FOR Proposal 2 and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof.

                PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN
                     IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


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


                                                       Please mark your
                                                       votes as indicated  / X /
                                                       in this example


                        FOR all     WITHHOLD AUTHORITY
                        nominees    to vote for all nominees
ELECTION OF DIRECTORS:    /  /              /  /

1. John H. Bauer, John T. Carleton, Firoz H
   Lalji, Kathleen Pushor and Richard E. Carter.

(INSTRUCTION: TO HOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE
LIST ABOVE.)

                                    FOR   AGAINST   ABSTAIN
2.RATIFICATION OF APPOINTMENT OF    / /     / /      / /
  AUDITORS.


This proxy, when properly executed, will be voted in the manner specified by the undersigned. Except as otherwise specified, this proxy will be voted FOR the election as directors of all nominees named above and FOR ratification of the appointment of PriceWaterhouseCoopers, LLP as the Company's independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES NAMED ABOVE AND FOR PROPOSAL 2

Signature(s)_____________________________________ Dated April ____________, 2000
Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.
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